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                                                                    EXHIBIT 10.4

                                 March 15, 2000



PennCorp Financial Group, Inc.
717 North Harwood Street
Dallas, Texas 75201
Attention: The Board of Directors

Gentleman:

                  In connection with the proposed recapitalization (the "Recapitalization") of PennCorp Financial Group, Inc. (the "Company") on the terms set forth in Exhibit A attached hereto (the "Terms Summary"), the Company will offer the undersigned the opportunity to purchase 240,000 shares of New Common (as defined in the Term Summary) for a purchase price of $12.50 per share and an aggregate purchase price of $3,000,000, in each case payable in immediately available funds. The undersigned, subject to the terms and conditions set forth herein and in Exhibit A, hereby agrees that at the closing of the Recapitalization he will purchase such shares of New Common. Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Terms Summary. In connection therewith, the undersigned has agreed to deposit such $3,000,000 into an escrow account pursuant to the terms and conditions set forth in an Escrow Agreement, dated as of the date hereof, among the Company, the undersigned, Inverness/Phoenix Capital, LLC ("Inverness"), Vicuna Advisors, L.L.C., in its capacity as investment manager to certain Delaware entities ("Vicuna") and Bernard Rapoport (the "Escrow Agreement"). The funds deposited by the undersigned pursuant to the Escrow Agreement will be credited toward the purchase price for the New Common to be acquired by the undersigned hereunder upon delivery of such funds to the Company.

                  Such purchase of New Common is subject the following conditions: (i) the New Senior Facility shall have been funded and the Reinsurance Transaction shall have been consummated; (ii) all conditions imposed by the Texas Department of Insurance with respect to the payment by SW Life and SLT of the Extraordinary Dividend shall have been satisfied; (iii) the approval of the Texas Department of Insurance shall have been received and the expiration or early termination of the applicable waiting periods under the Hart Scott Rodino Anti-Trust Improvements Act of 1976, as amended, shall have occurred;
(iv) the board of directors of PFG shall have approved the Recapitalization and shall not have terminated it in response to a superior proposal; (v) with respect to the Bankruptcy, an order confirming the plan of reorganization that incorporates the Recapitalization shall have been entered by the Bankruptcy Court and such order shall be unstayed and in full force and effect; and (vi) the closing of the Recapitalization occurring not later than December 31, 2000. Upon satisfaction of each of the conditions set forth above, the undersigned shall deliver a written notice to the Escrow Agent under the Escrow Agreement authorizing the release of the Escrow Funds (as defined therein) to the Company pursuant to the terms thereof.



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                  The undersigned may assign his rights and obligations under this letter to his affiliates; provided however, in the event of such assignment the undersigned shall not be relieved of his obligations hereunder in the event of a breach by any such assignee. This letter shall be governed by and construed under the laws of the State of New York, without regard to the conflict of law principles thereof except to the extent pre-empted by the United States Bankruptcy Code. Any judicial proceeding brought against the undersigned relating to a dispute arising out of this letter will be brought exclusively in the Bankruptcy Court and by its execution and delivery of this letter, the undersigned accepts the exclusive jurisdiction of the Bankruptcy Court.

                  This letter shall terminate, and the undersigned shall have no further obligations hereunder, (i) if an order approving the sale of SW Life and SLT has been entered by the Bankruptcy Court, and such order has become final or
(ii) in the event the Recapitalization has not been consummated on or prior to December 31, 2000.


                                         Very truly yours,


                                         /s/ JOHN SHARPE

                                         John Sharpe